Exhibit 99.1
Serve Robotics Announces Third Quarter 2024 Results
•Announced plans for geographic expansion into the Dallas Fort Worth metro
•Completed $32.3 million in capital raise transactions; Cash balance of $50.9 million as of third quarter end
•Announced agreement to acquire Vebu and its pioneering avocado-processing robot, Autocado
SAN FRANCISCO, November 7, 2024 — Serve Robotics Inc. (the “Company” or “Serve”) (Nasdaq: SERV), a leading autonomous sidewalk delivery company, today announced financial results for the third quarter 2024 ended September 30, 2024.
"During the third quarter we made significant operational and financial progress related to several priorities; laying the foundation for a successful 2025," said Dr. Ali Kashani, Serve's Co-founder and CEO. "Regarding our agreement with Uber Eats to deploy 2,000 robots by year end 2025, we are ahead of schedule with the initial manufacturing and rollout. We remain on track to deploy 2,000 new robots across multiple markets next year. Furthermore, we announced the potential acquisition of Vebu, which brings us into a strategically adjacent service offering, and we initiated partnerships with Wing Aviation and Shack Shack to expand our reach. Importantly, we successfully raised $32.3 million in new capital to provide financial flexibility and fund our expansion plans."
Second Quarter 2024 and Recent Highlights
•Capital Raise Transactions: On July 17, 2024 and August 27, 2024, Serve completed private placement offerings resulting in a total of $32.3 million in net proceeds. As of September 30, 2024, Serve had $50.9 million in cash and zero outstanding debt obligations. Post quarter-end, the company also established and At-the-Market ("ATM") financing program providing further flexibility in capital raising.

•Operational Performance: Serve averaged 465 daily supply hours during the third quarter 2024, a 108% increase year-over-year and a 21% increase quarter-over-quarter. The Company also achieved a 97% increase in daily active robots year-over-year and a 23% increase quarter-over-quarter.
•Geographic Expansion: Serve announced its plan for geographic expansion in Los Angeles, as well as entry into the Dallas Fort Worth market. In the coming weeks, Serve will expand its Los Angeles delivery service into the Downtown LA, Sawtelle and Westwood areas, with a delivery fleet deployment expected in Dallas Forth Worth by the end of Q2 2025. Serve will also begin operations in Dallas, expected in the coming weeks in support of our partnership with drone-maker, Wing Aviation.
•Vebu Acquisition: Today, Serve announced its agreement to acquire the assets of Vebu, Inc. (“Vebu”) in an all-stock transaction, subject to customary closing conditions. Vebu's signature robotic product is the Autocado. The acquisition is expected to strengthen Serve’s strategic position by providing its restaurant partners with a suite of automation solutions and expanding Serve’s offering beyond delivery into back of house automation.
Third Quarter Financial Highlights
•Third quarter revenue was $0.22 million, including $0.04 million of software service revenue derived from the Company’s software services agreement with Magna.
•As of September 30, 2024, the Company had $50.9 million of cash and cash equivalents.
•As of September 30, 2024, the Company had 39.6 million shares of common stock outstanding.

Quarterly Conference Call
Company management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the financial results and provide a corporate update. A live webcast and replay can be accessed from the investor relations page of Serve Robotics’ website at Investor Relations — Serve Robotics.

Individuals interested in listening to the conference call may do so by dialing 1 (800) 715-9871 and referencing conference ID#: 3511636.
About Serve

Serve develops advanced, AI-powered, low-emissions sidewalk delivery robots that endeavor to make delivery sustainable and economical. Spun off from Uber in 2021 as an independent company, Serve has completed tens of thousands of deliveries for enterprise partners such as Uber Eats and 7-Eleven. Serve has scalable multi-year contracts, including a signed agreement to deploy up to 2,000 delivery robots on the Uber Eats platform across multiple U.S. markets.

For further information about Serve (Nasdaq: SERV), please visit www.serverobotics.com or follow us on social media via X (Twitter), Instagram, or LinkedIn @serverobotics.

Supplemental Financial Information
The key metrics and financial tables outlined below are metrics that provide management with additional understanding of the drivers of business performance and the Company’s ability to deliver stockholder return. Investors should not place undue reliance on these metrics as indicators of future or expected results. The Company’s presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Table 1: Key Metrics

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Key Metrics	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Daily Active Robots (1)	59	48	30	49	27
Daily Supply Hours (2)	465	385	224	384	188
(1)Daily Active Robots: The Company defines daily active robots as the average number of robots performing daily deliveries during the period.
(2)Daily Supply Hours: The Company defines daily supply hours as the average number of hours the Company’s robots are ready to accept offers and perform daily deliveries during the period.

Table 2: Revenue

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Software services	$38,767	$296,035	$—	$1,185,903	$—
Delivery services	112,288	75,540	54,065	239,588	111,784
Branding fees	70,500	140,650	8,500	211,150	53,042
	$221,555	$512,225	$62,565	$1,636,641	$164,826

Forward Looking Statements

This Serve Robotics Inc. (the “Company”) investor presentation contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when we or our management are discussing our beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent management’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside of our control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s partnership with Magna, timing of the Company’s robot deployment, the Company’s ability to expand to additional markets, capabilities of the Company’s robots, outcomes of planned acquisitions, and the Company’s timing and ability to scale to commercial production.

The forward-looking statements contained in this investor presentation are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the three months ended September 30, 2024, and in the Company’s subsequent SEC filings. The Company can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this presentation are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this presentation.

Contacts

Media
Aduke Thelwell
Head of Communications & Investor Relations
Serve Robotics
aduke.thelwell@serverobotics.com
347-464-8510

Investor Relations
investor.relations@serverobotics.com

Serve Robotics Inc.
Unaudited Condensed Consolidated Balance Sheets
As of September 30, 2024 and December 31, 2023
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$50,913,133	$6,756
Accounts receivable	13,099	2,955
Inventory	327,363	774,349
Prepaid expenses	3,452,560	676,969
Escrow Receivable	180,000	-
Total current assets	54,886,155	1,461,029
Property and equipment, net	5,406,261	48,422
Right of use asset	660,286	782,439
Security Deposits	512,659	512,659
Total assets	$61,465,361	$2,804,549

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,606,754	$2,050,605
Accrued liabilities	55,440	255,849
Deferred revenue	14,097	-
Note payable, current	—	1,000,000
Note payable - related party	—	70,000
Right of use liability, current portion	436,377	496,963
Lease liability, current portion	1,042,093	2,363,807
Total current liabilities	5,154,761	6,237,224
Note payable, net of current portion	—	230,933
Restricted stock award liability	—	158,617
Right of use liability	135,181	211,181
Total liabilities	5,289,942	6,837,955

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of both September 30, 2024 and December 31, 2023	—	-
Common stock, $0.0001 par value; 300,000,000 shares authorized, 42,957,446 and 24,832,814 shares issued and 42,844,956 and 24,508,795 shares outstanding as of September 30, 2024 and December 31, 2023	4,283	2,450
Additional paid-in capital	150,577,074	64,468,141
Subscription receivable	—	(169,616)
Accumulated deficit	(94,405,938)	(68,334,381)
Total stockholders’ equity (deficit)	56,175,419	(4,033,406)
Total liabilities and stockholders’ equity (deficit)	$61,465,361	$2,804,549

Serve Robotics Inc.
Unaudited Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2024 and 2023; and Three Months Ended June 30, 2024
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Revenues	$221,555	$468,375	$62,565	$1,636,641	$164,826
Cost of revenues	377,304	326,013	572,537	1,055,755	1,331,165
Gross profit (loss)	(155,749)	142,362	(509,972)	580,886	(1,166,339)

Operating expenses:
General and administrative	1,980,087	1,873,320	1,428,143	4,861,478	3,414,949
Operations	917,350	871,211	558,068	2,329,535	1,672,403
Research and development	5,007,985	5,787,906	2,962,812	17,434,332	7,171,446
Sales and marketing	383,902	165,612	118,793	667,750	481,511
Total operating expenses	8,289,324	8,698,049	5,067,816	25,293,095	12,740,309

Loss from operations	(8,445,073)	(8,555,687)	(5,577,788)	(24,712,209)	(13,906,648)

Other income (expense), net:
Interest income (expense), net	448,854	(260,120)	(1,483,390)	(1,137,788)	(2,021,996)
Loss on conversion of note payable	-	(221,560)	(149,000)	(221,560)	(149,000)
Change in fair value of simple agreements for future equity	-	-	(435,794)	-	(1,672,706)
Total other income (expense), net	448,854	(481,680)	(2,068,184)	(1,359,348)	(3,843,702)

Provision for income taxes	-	-	-	-	-
Net loss	$(7,996,219)	$(9,037,367)	$(7,645,972)	$(26,071,557)	$(17,750,350)

Weighted average common shares outstanding - basic and diluted	40,586,781	29,176,370	18,528,262	33,267,589	10,674,991
Net loss per common share - basic and diluted	$(0.20)	$(0.62)	$(0.41)	$(0.78)	$(1.66)

Serve Robotics Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2024 and 2023
(unaudited)

	Nine Months Ended September 30,
	2024	2023

Cash flows from operating activities:
Net loss	$(26,071,557)	$(17,750,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	36,560	1,396,919
Stock-based compensation	9,930,480	304,256
Amortization of debt discount	1,677,942	816,715
Warrants issued with convertible note	-	991,000
Change in fair value of derivative liability	221,560	149,000
Change in fair value of simple agreements for future equity	-	1,672,706
Interest on recourse loan	-	(2,797)
Changes in operating assets and liabilities:
Accounts receivable	(10,144)	19,742
Inventory	446,986	(250,459)
Prepaid expenses	(2,775,591)	(517,233)
Escrow receivable	(180,000)	-
Accounts payable	1,556,149	782,454
Accrued liabilities	(110,870)	129,481
Deferred revenue	14,097	-
Right of use liabilities, net	(14,433)	(35,782)
Net cash used in operating activities	(15,278,821)	(12,294,348)
Cash flows from investing activities:
Purchase of property and equipment	(5,394,399)	(2,493)
Net cash used in investing activities	(5,394,399)	(2,493)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to offering, net of offering costs	35,849,136	-
Proceeds from issuance of pre-funded warrants to purchase common stock in connection with private placement, net of issuance costs	17,115,963	-
Proceeds from exercise of warrants	16,324,832	-
Proceeds from convertible notes payable	4,844,625	2,798,410
Proceeds from exercise of options	86,755	-
Proceeds from note payable, net of offering costs	-	750,000
Repayments of note payable	(1,250,000)	(1,500,000)
Proceeds from note payable, related party	-	449,000
Repayments of notes payable, related party	(70,000)	(449,000)
Issuance of common stock pursuant to Merger, net of offering costs	-	10,026,258
Proceeds from simple agreement for future equity	-	2,666,953
Repayment of lease liability financing	(1,321,714)	(1,658,359)
Net cash provided by financing activities	71,579,597	13,083,262
Net change in cash and cash equivalents	50,906,377	786,421
Cash and cash equivalents at beginning of period	6,756	2,715,719
Cash and cash equivalents at end of period	$50,913,133	$3,502,140